Exhibit 10.1

Execution Copy

VISTULA COMMUNICATIONS SERVICES, INC.

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of August 17, 2005, by and between Vistula Communications Services, Inc., a Delaware corporation (the “Company”), and Executive Management Services Limited, a company incorporated under the laws of the British Virgin Islands (“Consultant”).

1.                                       Engagement And Responsibilities

(a)           Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby engages Consultant as a consultant, and Consultant hereby accepts such engagement.

(b)           Consultant hereby agrees that all duties and responsibilities of Consultant set forth in this Agreement shall be performed by Rupert Galliers-Pratt (“Galliers-Pratt”).

(c)           Galliers-Pratt shall have the title of President and Chief Executive Officer. Galliers-Pratt shall be entitled to serve on the board of directors of the Company and its subsidiaries (and to serve as chairman of any such board of directors) in accordance with the certificate of incorporation, by-laws or other equivalent documents of the Company and its subsidiaries.

(d)           Galliers-Pratt shall devote all of his business time, energy and efforts to the business of the Company and will use his best efforts and abilities faithfully and diligently to promote the Company’s business interests. Galliers-Pratt’s duties and responsibilities shall be those incident to those which are normally and customarily vested in the offices of president and chief executive officer of a U.S. SEC reporting corporation. In addition, Galliers-Pratt’s duties shall include those duties and services for the Company and its affiliates as the Board shall, in its sole and absolute discretion, from time to time reasonably direct which are not inconsistent with Galliers-Pratt’s positions described in Section 1(c).  Notwithstanding the foregoing, but subject to Section 1(e) of this Agreement, Galliers-Pratt shall be permitted to serve on the board of directors of, or in a similar capacity with, other Persons ( as defined below) and to manage his personal investments.

(e)           For so long as Consultant is engaged by the Company, neither Consultant nor Galliers-Pratt shall, directly or indirectly, either as an employee, employer, consultant, agent, investor, principal, partner, stockholder (except as the holder of less than 5% of the issued and outstanding stock of a publicly held corporation), officer or director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of the Company Group, as such businesses are now or hereafter conducted.

2.                                       Definitions

“Board” shall mean the Board of Directors of the Company.

“Company Group” shall mean the Company and each Person that the Company directly or indirectly controls, is controlled by, or is under common control with, such person.

“Disability,” with respect to Galliers-Pratt, shall mean that, for physical or mental reasons, Galliers-Pratt is unable to perform the essential functions of his duties under this Agreement for sixty (60) consecutive days, or ninety (90) days during any twelve (12) month period. Galliers-Pratt agrees to submit to a reasonable number of examinations by a medical doctor advising the Company as to whether he shall have suffered a disability and Galliers-Pratt hereby authorizes the disclosure and release to the Company and its agents and representatives of all supporting medical records. If Galliers-Pratt is not legally competent, his legal guardian or duly authorized attorney-in-fact will act in his stead for the purposes of submitting him to the examinations, and providing the authorization of disclosure.

“For Cause” shall mean, in the context of a basis for termination of Consultant’s engagement with the Company, that:

(a)           Consultant or Galliers-Pratt breach any of their respective obligations, duties or agreements under this Agreement, which breach is not cured or corrected within fifteen (15) days of written notice thereof from the Company (except for breaches of Sections 1(e) and 6 of this Agreement, which cannot be cured and for which the Company need not give any opportunity to cure); or

(b)           Galliers-Pratt commits any act of personal dishonesty, fraud, misappropriation of assets, embezzlement, willful misfeasance, breach of fiduciary duty or trust against the Company Group or breaches the insider trading polices of the Company or any applicable securities laws, rules or regulations including rules of the SEC or any other regulatory authority (including the NASD or any stock exchange) in connection with the trading of securities; or

(c)           Galliers-Pratt is indicted for, or convicted of, or pleads guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law; or

(d)           Galliers-Pratt commits any act of personal conduct that, in the reasonable opinion of majority of the Board, gives rise to any member of the Company Group of a material risk of liability under federal or applicable state law for discrimination or sexual or other forms of harassment or other similar liabilities to subordinate employees; or

(e)           Galliers-Pratt commits a substantive violation of specific written directions of the Board, which directions are consistent with this Agreement and Galliers-Pratt’s position as a senior or executive officer of the Company, a substantive failure to perform duties assigned by or pursuant to this Agreement, or a material breach of the policies, programs, budgets, procedures, and directions established from time to time by the Company including, without limitation, the Company’s code of ethics.

“Person” shall mean an individual or a partnership, corporation, trust, association, limited liability company, governmental authority or other entity.

“SEC” shall mean the United States Securities Exchange Commission.

3.             Compensation And Benefits

For so long as Consultant shall be engaged by the Company as a consultant, Consultant shall receive the compensation set forth in this Section 3.

(a)           The Company shall pay Consultant consulting fees at an annual rate of $240,000. The Company may, but shall not be obligated to, increase the consulting fees from time to time. The consulting fees shall be payable in installments in the same manner and at the same times the Company pays salaries to executive officers of the Company, but in no event less frequently than equal monthly installments.

(b)           Consultant shall be entitled to reimbursement from the Company for the reasonable out-of-pocket costs and expenses that Consultant incurs in connection with the performance of Consultant’s duties and obligations under this Agreement in a manner consistent with the Company’s practices and policies therefor.  Without limiting the generality of the foregoing, Consultant shall be reimbursed for the cost of first class airfares for travel by Galliers-Pratt in connection with the performance of duties assigned by or pursuant to this Agreement; provided that Galliers-Pratt reasonably considers first class travel, in light of the circumstances, to be reasonable and appropriate.  Consultant shall submit complete and proper expense reimbursement documentation and supporting receipts on a timely basis.

(c)           If and to the extent permitted by the relevant plan, Galliers-Pratt shall be entitled to participate in any pension, savings and group term life, medical, dental, disability, and other group benefit plans that the Company makes available to its employees generally (the “Company Benefit Plans”). If Galliers-Pratt is not entitled to participate in such plans, the Company shall reimburse the Consultant for the reasonable cost of equivalent benefits for Galliers-Pratt to those available under the Company Benefit Plans.

(d)           Galliers-Pratt shall be entitled to four (4) weeks paid vacation, which shall accrue in a manner consistent with the Company’s standard vacation accrual policy.

(e)           The Company shall reimburse Consultant for all reasonable costs (not to exceed $2,500 per month) incurred by Consultant in connection with the lease of a motor vehicle for use by Galliers-Pratt in connection the performance of duties assigned by or pursuant to this Agreement.

(f)            In the event of any Disability, if Consultant or Galliers-Pratt shall receive payments as a result of such Disability under any disability plan maintained by the Company, Consultant or from any government agency, the Company shall be entitled to deduct the amount of such payments received from base salary payable to Consultant during the period of such Disability.

(g)           The Company shall grant to Consultant an option to purchase 650,000 shares of the Company’s common stock, at an exercise price of $0.45 per share; provided that such option has not been granted prior to the date of this Agreement.  Such option shall be exercisable in full immediately upon grant. The option shall be substantially in the form attached hereto as Exhibit A.

(h)           The Company may deduct from any compensation payable to Consultant (including payments made pursuant to Section 5 of this Agreement in connection with or following termination of the engagement of Consultant hereunder) amounts it believes are required to be withheld under federal and state law, including applicable federal, state and/or local income tax withholding, social security payments, state disability and other insurance premiums and payments.

4.                                       Term Of Engagement

Consultant’s term of engagement pursuant to this Agreement shall commence as of the date hereof and shall terminate on the earliest to occur of the following (the “Date of Termination”):

(a)           Upon the expiration of a period of two years from the date of this Agreement (the “Term”); provided that the Term shall be automatically extended for an additional periods of one year unless Consultant or the Company give the other party written notice of termination at least ninety (90) days prior to the end of the Term.

(b)           upon the date set forth in a written notice of termination from Consultant to the Company (which date shall at least ninety (90) days after the delivery of that notice); provided, however, that in the event Consultant delivers such notice to the Company, the Company shall have the right to accelerate such termination by written notice thereof to Consultant (and such termination by the Company shall be deemed to be a termination of engagement pursuant to this Section 4(b), and not a termination pursuant to Section 4(e) or 4(f) hereof);

(c)           upon the death of Galliers-Pratt;

(d)           upon delivery to Consultant of written notice of termination by the Company if Galliers-Pratt shall suffer a Disability;

(e)           upon delivery to Consultant of written notice of termination by the Company For Cause; or

(f)            upon delivery to Consultant of written notice of termination by the Company without cause.

It is understood that termination by the Company because Galliers-Pratt does not personally perform the services required of Consultant shall be termination For Cause.

5.                                       Severance Compensation

(a)           If Consultant’s engagement is terminated pursuant to Section 4(f) (by the Company without cause), the Company shall, for a period of two (2) years commencing on the Date of Termination, continue to (i) pay to Consultant consulting fees at the rate in effect on the Date of Termination, and (ii) pay for Galliers-Pratt’s participation in group medical, life, dental, disability and similar plans to the extent permitted by the plan(s).

(b)           If Consultant’s engagement is terminated for any reason other than by the Company without cause, the Company shall pay to Consultant any unpaid consulting fees through the Date of Termination. All rights and benefits which Galliers-Pratt or his estate may have under the Company’s benefit plans in which Galliers-Pratt shall be participating at the date of termination of engagement shall be determined in accordance with such plans.

(c)           If Consultant’s engagement is terminated by the Company pursuant to Section 4(e) (by the Company For Cause), and subject to applicable law and regulations, the Company shall be entitled to offset against any payments due Consultant any loss or damage which the Company shall suffer as a result of the acts or omissions of Consultant or Galliers-Pratt giving rise to termination under Section 4(e).

(d)           Consultant acknowledges that the Company has the right to terminate Consultant’s engagement without cause and that such termination shall not be a breach of this Agreement or any other express or implied agreement between the Company and Consultant. Accordingly, in the event of such termination, Consultant shall be entitled only to those benefits specifically provided in this Section 5, and shall not have any other rights to any compensation or damages from the Company for breach of contract.

(e)           Consultant acknowledges that in the event of termination of Consultant’s engagement for any reason, Consultant shall not be entitled to any severance or other compensation from the Company except as specifically provided in this Section 5. Without limitation on the generality of the foregoing, this Section supersedes any plan or policy of the Company that provides for severance to its officers or Consultant, and Consultant shall not be entitled to any benefits under any such plan or policy.

6.                                       Confidentiality; Non-Competition.

(a)           Neither Consultant nor Galliers-Pratt shall, directly or indirectly, at any time (whether during the Term or thereafter), disclose any Confidential Information (defined below) to any person, association, or other entity (other than the Affiliated Companies, as defined below), or use, or permit or assist any person, association, or other entity (other than an Affiliated Company) to use, any Confidential Information, excepting only: (i) Confidential Information which (A) is then generally available to or obtainable by the public and which did not become so available or obtainable through the breach of any provision of this Agreement by Consultant or Galliers-Pratt, or (B) is obtained by Consultant or Galliers-Pratt on a non-confidential basis from a source other than an Affiliated Company or any agent or other representative of an Affiliated Company and such source had the right to disclose such

Confidential Information to Consultant or Galliers-Pratt without violating any legal, contractual, fiduciary, or other obligation; and (ii) disclosures required by applicable law.

(b)           Upon termination of Consultant’s engagement under this Agreement for any reason, Consultant and Galliers-Pratt shall immediately deliver to the Company all documents and other materials containing any Confidential Information which are in his possession or under his control.

(c)           During the Restricted Period (defined below), neither Consultant nor Galliers-Pratt shall, directly or indirectly (whether individually or as a shareholder or other owner, partner, member, director, officer, employee, consultant, creditor or agent of any person, association, or other entity):

(i)                                     Enter into, engage in, or promote or assist (financially or otherwise), directly or indirectly, any business which competes with the business of any Affiliated Company (the “Business”), provided that the foregoing shall not preclude Consultant or Galliers-Pratt from owning less than 1% of the outstanding capital stock of any corporation whose shares are publicly traded on a national securities exchange or system;

(ii)                                  Solicit or attempt to solicit business in competition with the Business from any person or entity (in any such case, a “Restricted Company”), or interfere or attempt to interfere with any relationship of any Affiliated Company with any Restricted Company;

(iii)                               Induce or encourage any employee, officer, director, agent, supplier, or independent contractor of any Affiliated Company to terminate its relationship with any such Affiliated Company, or otherwise interfere or attempt to interfere in any way with any Affiliated Company’s relationships with its employees, officers, directors, agents, suppliers, independent contractors, or others;

(iv)                              Employ or engage any person who, at any time within the one-year period immediately preceding such employment or engagement, was an employee, officer, director, or agent of any Affiliated Company; or

(v)                                 Make any statement (oral or written) or take any other action which would tend to disparage or diminish the reputation of any Affiliated Company.

(d)           For purposes of this Agreement:

(i)                                     “Affiliated Company” shall include the Company and all subsidiaries or affiliates of the Company;

(ii)                                  “Confidential Information” shall mean all trade secrets, proprietary data, and other confidential information of any Affiliated Company, including without limitation financial information, information relating to business operations, services, promotional practices, suppliers, employees, independent contractors, or other parties, and any information which any Affiliated Company is obligated to treat as confidential pursuant to any course of dealing or any agreement to which it is a party or otherwise bound;

(iii)                               “Restricted Period” shall mean the period beginning on the date hereof and ending on the second anniversary of the date (the “Termination Date”) of termination (for any reason) of Consultant’s engagement hereunder (whether pursuant to this Agreement or otherwise); and

(e)           Consultant and Galliers-Pratt acknowledge and agree that (1) the provisions of this section are fundamental and essential for the protection of the Company’s legitimate business and proprietary interests, (2) such provisions are reasonable and appropriate in all respects, and (3) in the event of any violation by Consultant or Galliers-Pratt of any of such provisions, the Company would suffer irreparable harm and its remedies at law would be inadequate.  In the event of any violation or attempted violation of such provisions by Consultant or Galliers-Pratt, the Company shall be entitled to a temporary restraining order, temporary and permanent injunctions, specific performance, and other equitable relief, without any showing of irreparable harm or damage or the posting of any bond, in addition to any other rights or remedies which may then be available to the Company.

7.                                       Developments.

(a)           Consultant and Galliers-Pratt agree that all originals and all copies of all manuscripts, drawings, prints, manuals, diagrams, letters, notes, notebooks, reports, models, and all other materials containing, representing, evidencing, recording, or constituting any Confidential Information (as defined in Section 6 hereof) however and whenever produced (whether by Consultant, Galliers-Pratt or others), shall be the sole property of the Company.

(b)           Consultant and Galliers-Pratt agree that all Confidential Information and all other discoveries, inventions, ideas, concepts, research and other information, processes, products, methods and improvements, or parts thereof conceived, developed, or otherwise made by Consultant or Galliers-Pratt alone or jointly with others and in any way relating to any Affiliated Company’s present or proposed products, programs or services or to tasks assigned by or pursuant to this Agreement, whether or not patentable or subject to copyright protection and whether or not reduced to tangible form or reduced to practice during the period of the engagement hereunder, whether or not made during regular working hours, and whether or not disclosed by Consultant or Galliers-Pratt to the Company (hereinafter referred to as “Developments”), together with all products or services which embody or emulate such Developments, shall be the sole property of the Company.  Consultant and Galliers-Pratt agree to, and hereby do assign to the Company, all their respective right, title and interest throughout the world in and to all Developments and to anything tangible which evidences, incorporates, constitutes, represents or records any such Developments.  Consultant and Galliers-Pratt agree that all such Developments shall constitute works made for hire under the copyright laws of the United States and hereby assign and, to the extent any such assignment cannot be made at present, Consultant and Galliers-Pratt hereby agree to assign to the Company all copyrights, patents, and other proprietary rights he may have in any such Developments, together with the right to file for and/or own wholly without restriction United States and foreign patents, trademarks, and copyrights.  Consultant and Galliers-Pratt agree to waive, and hereby waive, all moral rights or proprietary rights in or to any Developments and, to the extent that such rights may not be waived, agree not to assert such rights against any Affiliated Company or its licensees, successors or assigns.

8.             Miscellaneous

(a)           Consultant and Galliers-Pratt each represent and warrant that they are not subject to any agreement, order, judgment or decree of any kind which would prevent them from entering into this Agreement or performing fully their respective obligations hereunder. Consultant and Galliers-Pratt each acknowledge being instructed:  (a) that it is the Company’s policy not to seek access to or make use of trade secrets or confidential business information belonging to other persons or organizations, including but not limited to competitors or former employers; and (b) that Consultant and Galliers-Pratt should not, under any circumstances, reveal to the Company or any Affiliated Company or make use of trade secrets or confidential business information belonging to any other person or organization.  Consultant and Galliers-Pratt each represent and warrant that they have not violated and shall not violate such instructions.

(b)           All rights and remedies of any party under this Agreement are cumulative and in addition to all other rights and remedies which may be available to that party from time to time, whether under any other agreement, at law, or in equity.

(c)           The termination of the engagement hereunder (for any reason) shall not relieve any party of any of that party’s obligations under this Agreement existing at, arising as a result of, or relating to acts or omissions occurring prior to, such termination.  Without limiting the generality of the preceding sentence, in no event shall the termination of such engagement modify or affect any obligations of Consultant and Galliers-Pratt or rights of the Company under Sections 6, 7 and 8 of this Agreement, all of which shall survive the termination of such engagement.

(d)           All notices and other communications under this Agreement to any party shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) to that party at the telecopy number for that party set forth below, mailed by certified mail (return receipt requested) to that party at the address for that party (or at such other address for such party as such party shall have specified in notice to the other party) or delivered to Federal Express, UPS, or any similar express delivery service for delivery to that party at that address:

(i)            If to the Company:

Vistula Communications Services, Inc.

Suite 801, 405 Park Avenue

New York, NY 10022

Telecopy No.:  (212) 832-7563

Attention: Chief Financial Officer

with a copy to:

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210

Attention: Paul Bork, Esq.

Telecopy No.: (617) 832-7000

(ii)           If to Consultant:

Palm Chambers

Main Street 197

P.O. Box 3174

Tortola, B.V.I.

Attention: Oriel F. Kennion

Telecopy: +284 494 71 53

(iii)          If to Galliers-Pratt:

Mawley Hall

Cleobury Mortimer

Worcestershire, DY14 8PN

United Kingdom

Telecopy: +44 (0)1299 270022

(e)           The intention of the parties is to comply fully with all rules, laws, and public policies to the extent possible.  If and to the extent that any court of competent jurisdiction is unable so to construe any provision of this Agreement and holds that provision to be invalid, such invalidity shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect.  With respect to any provision in this Agreement finally determined by such a court to be invalid or unenforceable, such court shall have jurisdiction to reform this Agreement to the extent necessary to make such provision valid and enforceable, and, as reformed, such provision shall be binding on the parties.

(f)            No failure by any party to insist upon strict compliance with any term of this Agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of another party shall affect, or constitute a waiver of, the other party’s right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default.  No custom or practice of the parties at variance with any provision of this Agreement shall affect, or constitute a waiver of, any party’s right to demand strict compliance with all provisions of this Agreement.

(g)           This Agreement and all documents referred to in this Agreement, all of which are hereby incorporated herein by reference, contain the entire Agreement between the parties and supersede all other agreements and understandings between the parties with respect to the subject matter of this Agreement.  No alterations, additions, or other changes to this Agreement shall be made or be binding unless made in writing and signed by both parties.

(h)           This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.  Consultant and Galliers-Pratt hereby consent to the exclusive jurisdiction of the courts of the State of New York in the event of any dispute arising hereunder.

(i)            The captions of the various sections of this Agreement are not part of the context of this Agreement, are only guides to assist in locating those sections, and shall be ignored in construing this Agreement.

(j)            No rights or obligations of Consultant or Galliers-Pratt under this Agreement may be assigned by Consultant or Galliers-Pratt to any third party.  Any assignment or attempted assignment by Consultant or Galliers-Pratt in violation of the preceding sentence shall be null and void.  Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the successors and assigns of each party.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Vistula Communications Services, Inc.

By:	/s/ George Vaughn
Name:	George Vaughn
Title:	Chief Financial Officer

Executive Management Services Limited

By:	/s/ Berta de Patton
Name: Berta de Patton
Title: Director

This Agreement is executed by Rupert Galliers- Pratt solely for purpose of making the agreements set forth in Sections 1(e), 6, 7 and 8.

/s/ Rupert Galliers-Pratt
Rupert Galliers-Pratt

Exhibit A

Effective Date:

NON-STATUTORY STOCK OPTION

Granted by

Vistula Communications Services, Inc.

Under the

2004 Stock Incentive Plan

For valuable consideration, the receipt of which is hereby acknowledged, Vistula Communications Services, Inc., a Delaware corporation (hereinafter together with its subsidiaries, where the context permits, referred to as the “Company”), hereby grants to the Holder named in Schedule A attached hereto the following Non-Statutory Stock Option (the “Option”):

Section 1.  Grant of Option.  Subject to the terms and conditions hereinafter set forth, the Holder is hereby given the right and option to purchase from the Company shares of the Company’s Common Stock, $.001 par value per share (the “Common Stock”).  Schedule A attached hereto and hereby incorporated herein sets forth, with respect to this Option, (i) its expiration date, (ii) its exercise price per share, (iii) the maximum number of shares that the Holder may purchase upon exercise hereof, and (iv) the vesting schedule.  It also sets forth applicable conditions that the Company may wish to incorporate herein.  This Option shall terminate in all respects, and all rights and options to purchase shares hereunder shall terminate, ten years from the Effective Date set forth above.  The right to purchase shares hereunder shall be cumulative.

Section 2.  Exercise of Option.  Each Option hereunder may be exercised only to the extent such Option has vested pursuant to the terms of Section 1.  Purchase of any shares hereunder shall be made by delivery to the Company of a written notice of exercise specifying the number of shares with respect to which the Option is to be exercised and the address to which the certificate representing such shares is to be mailed, accompanied by:

(i)  cash, certified or bank check or postal money order payable to the order of the Company for an amount equal to the Option price of such shares;

(ii)  with the consent of the Company, shares of Common Stock of the Company which (a) either have been purchased by the Holder on the open market, or (b) have been beneficially owned by the Holder for a period of at least six months and are not then subject to restriction under any Company plan (“mature shares”); such surrendered shares shall have a fair market value equal to or less than the Option price of such shares and shall be accompanied by cash or a certified or bank check or postal money order in an amount equal to the difference, if any, between the Option price of such shares and the fair market value of such shares;

(iii)  with the consent of the Company, a personal recourse note issued by the Holder to the Company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the Company may determine in its discretion, provided that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended;

(iv)  with the consent of the Company, if the class of Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”) at that time, subject to rules as may be established by the Board of Directors of the Company (the “Board”), irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price;

(v)  with the consent of the Company, instructions to reduce the number of shares otherwise issuable to the Holder upon the exercise of the Option by a number of shares of Common Stock having a fair market equal to the aggregate exercise price; provided, however, that the Holder otherwise owns an equal number of mature shares; or

(vi)  with the consent of the Company, a combination of (i), (ii), (iii), (iv)     and/or (v).

For the purpose of the foregoing, the fair market value of the shares of Common Stock which may be delivered to the Company upon exercise of the Option shall be determined in accordance with procedures adopted by Board.

Section 3.  Conditions and Limitations.  As a condition precedent to any exercise of this Option, the Holder (or if any other individual or individuals are exercising this Option, such individual or individuals) shall deliver to the Company an investment letter in form and substance satisfactory to the Company and its counsel which shall contain, among other things, a statement in writing to the following effects (to the extent then applicable):  (i) that the Option is then being exercised for the account of the Holder and only with a view to investment in, and not for, in connection with or with a view to the disposition of, the shares with respect to which the Option is then being exercised; (ii) that the Holder acknowledges that the rights of first refusal and repurchase set forth in Section 9 hereof apply to such shares; (iii) that the Holder has been advised that Rule 144 of the Securities and Exchange Commission (the “Commission”), which permits the resale, subject to various terms and conditions, of small amounts of “restricted securities” (as therein defined) after they have been held for one year, does not now apply to the Company because the Company is not now required to file, and does not file, current reports under the Exchange Act, nor is there publicly available information concerning the Company substantially equivalent to that which would be available if the Company were required to file such reports; (iv) that the Holder understands that there is no assurance that the Company will ever become a reporting company under the Exchange Act and that the Company has no obligation to the Holder to do so; (v) that the Holder and Holder’s representatives have fully investigated the Company and the business and financial conditions concerning it and have knowledge of the Company’s then current corporate activities and financial condition; and (vi) that the Holder believes that the nature and amount of the shares being purchased are consistent with Holder’s investment objectives, abilities and resources.  The restrictions imposed by this Section and any investment representation made pursuant to this Section shall be inoperative upon the registration with the Commission of the stock subject to this Option or acquired through the exercise of this Option.

The Holder also agrees for a period of up to 180 days from the effective date of any registration of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares issued pursuant to the exercise of this Option, without the prior written consent of the Company and such underwriters.

Section 4.  Delivery of Shares.  Within a reasonable time following the receipt by the Company of the written notice and payment of the Option price for the shares to be purchased thereunder and, if applicable, the investment letter referred to in Section 3, the Company will deliver or cause to be delivered to the Holder (or if any other individual or individuals are exercising this Option, to such individual or individuals) at the address specified pursuant to Section 2 hereof a certificate or certificates for the number of shares with respect to which the Option is then being exercised, registered in the name of the Holder (or the name or names of the individual or individuals exercising the Option, either alone or jointly with another person or persons with rights of survivorship, as the individual or individuals exercising the Option shall prescribe in writing to the Company); provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent or the Company shall have deposited such certificate or certificates in the United States mail, addressed to the Holder (or such individual or individuals) at the address so specified; and provided further that if any law, regulation or order of the Commission or other body having jurisdiction in the premises shall require the Company or the Holder (or the individual or individuals exercising this Option) to take any action in connection with the sale of the shares then being purchased, then, subject to the other provisions of this paragraph, the date on which such sale shall be deemed to have occurred and the date for the delivery of the certificates for such shares shall be extended for the period necessary to take and complete such action, it being understood that the Company shall have no obligation to take and complete any such action.

Section 5.  Adjustments Upon Changes in Capitalization.  The existence of this Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then the number, class, and per share price of shares of stock subject to this Option shall be appropriately adjusted in such a manner as to entitle the Holder to receive upon exercise of this Option, for the same aggregate cash consideration, the same total number and class of shares that the owner of an equal number of outstanding shares of Common Stock would own as a result of the event requiring the adjustment.

Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to this Option.

Section 6.  Effect of Certain Transactions.  If the Company is a party to a merger or reorganization with one or more other corporations, whether or not the Company is the surviving or resulting corporation, or if the Company consolidates with or into one or more other corporations, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation (each hereinafter referred to as a “Transaction”), in any case while this Option remains outstanding:

(i) after the effective date of such Transaction this Option shall remain outstanding and shall be exercisable in shares of Common Stock or, if applicable, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of such Transaction;

(ii) the Board may accelerate the time for exercise of this Option, so that from and after a date prior to the effective date of such Transaction this Option shall be exercisable in full;

(iii) this Option may be cancelled by the Board as of the effective date of the Transaction, provided that (a) notice of such cancellation shall have been given to the Holder and (b) the Holder shall have the right to exercise this Option to the extent the same is then exercisable or, if the Board shall have accelerated the time for exercise of this Option, in full during the thirty-day period preceding the effective date of the Transaction; or

(iv) in the event of a Transaction under the terms of which holders of Common Stock of the Company receive upon consummation thereof a cash payment for each share surrendered (the “Transaction Price”), the Holder shall be provided a cash payment equal to the difference between (a) the Transaction Price times the number of shares of Common Stock subject to this Option (to the extent the exercise price is not in excess of the Transaction Price) and (b) the aggregate exercise price of all such shares of Common Stock subject to this Option, in exchange for the termination of this Option.

Section 7.  Rights of Holder.  No person shall, by virtue of the granting of this Option to the Holder, be deemed to be a holder of any shares purchasable under this Option or to be entitled to the rights or privileges of a holder of such shares unless and until this Option has been exercised with respect to such shares and they have been issued pursuant to that exercise of this Option.

The granting of this Option shall not impose upon the Company any obligations to continue the Holder’s services to the Company; and the right of the Company to terminate the services of the Holder shall not be diminished or affected by reason of the fact that this Option has been granted to the Holder.

Nothing herein contained shall impose any obligation upon the Holder to exercise this Option.

At all times while any portion of this Option is outstanding, the Company shall: reserve and keep available, out of shares of its authorized and unissued stock or reacquired shares, a sufficient number of shares of its Common Stock to satisfy the requirements of this Option; comply with the terms of this Option promptly upon exercise of the Option rights; and pay all fees or expenses necessarily incurred by the Company in connection with the issuance and delivery of shares pursuant to the exercise of this Option.

Section 8.  Transfer and Termination.  This Option is not transferable by the Holder otherwise than by will or the laws of descent and distribution.

This Option is exercisable, during the Holder’s lifetime, only by him, and by him only while he is providing services to the Company, except that in the event that the Holder’s services to the Company terminate for any reason other than death, disability or termination for cause, the Holder shall have the right to exercise this Option within a period of sixty days after said termination (but not later than the expiration date of this Option) with respect to the shares which were purchasable by him by exercise of this Option at the time of such termination of services.

In the event of the permanent and total disability or the death of the Holder prior to termination of the Holder’s services to the Company or a parent or subsidiary of the Company and before the date of expiration of this Option, the Holder, or in the event of death, his executors, administrators, heirs or legatees, as the case may be, shall have the right to exercise this Option at any time within one year after said disability or death (but not after the termination date of this Option) with respect to the shares which were purchasable by the Holder at the date of his disability or death.  The Holder shall be considered permanently and totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months.

If the Holder’s services to the Company are terminated by the Company for Cause, this Option shall immediately terminate and shall thereafter be of no further force and effect.  The term “cause” shall mean (a) any material breach by the Holder of any agreement to which the Holder and the Company are both parties, (b) any act (other than retirement) or omission to act by the Holder which may have a material and adverse effect on the Company’s business or on the Holder’s ability to perform services for the Company, including, without limitation, the commission of any crime (other than minor traffic violations), (c) any material misconduct or material neglect of duties by the Holder in connection with the business or affairs of the Company or any Parent, Subsidiary or affiliate of the Company; or (d) “cause” as defined in the consulting agreement by and between the Company and the Holder.  The Board shall have sole authority and discretion to determine whether the Holder’s services have been terminated for Cause.

Section 9.  Right of First Refusal.  Until such time as the Company shall have affected a public offering of its Common Stock, in the event that, at any time when the Holder (which term for purposes of this Section 9 shall mean the Holder and his executors, administrators and any other person to whom this may be transferred by will or the laws of descent and distribution) is permitted to do so, the Holder desires to sell, assign or otherwise transfer any of the shares issued upon the exercise of this Option, the Holder shall first offer such shares to the Company by giving written notice of the Holder’s desire so to sell, assign or transfer such shares.  The notice shall state the number of shares offered, the name of the person or persons to whom it is proposed to sell, assign or transfer such shares and the price at which such shares are intended to be sold, assigned or transferred.  Such notice shall constitute an offer to the Company for the Company to purchase the number of shares set forth in the notice at a price per share equal to the price stated therein.  The Company may accept the offer as to all, but not less than all, such shares by notifying the Holder in writing within 30 days after receipt of such notice of its acceptance of the offer.  If the offer is accepted, the Company shall have 60 days within which to purchase the offered shares at a price per share as aforesaid.  If within the applicable time periods the Holder does not receive notice of the Company’s intention to purchase the offered shares, or if payment in full of the purchase price is not made by the Company, the offer shall be deemed to have been rejected and the Holder may transfer title to such shares within 90 days from the date of the Holder’s written notice to the Company of the Holder’s intention to sell, but such transfer shall be made only to the proposed transferee and at the proposed price as stated in such notice and after compliance with any other provisions of this Option applicable to the transfer of such shares.  Shares that are so transferred to such transferee shall remain subject to the rights of the Company set forth in this Section 9.  No sale, assignment, pledge or transfer of any of the shares covered by this Option shall be effective or given effect on the books of the Company unless all of the applicable provisions of this Section 9 have been duly complied with, and the Company may inscribe on the face of any certificate representing any of such shares a legend referring to the provisions of this Section 9.  If any transfer of shares is made or attempted in violation of the foregoing restrictions, or if shares are not offered to the Company as required hereby, the Company shall have the right to purchase such shares from the owner thereof or his transferee at any time before or after the transfer, as herein provided.  In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by actions for specific performance (to the extent permitted by law) and may refuse to recognize any transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until all applicable provisions hereof have been complied with.

For purposes of the Right of First Refusal pursuant to this Section 9, the term “shares” shall mean any and all new, substituted or additional securities or other property issued to the Holder, by reason of his ownership of Common Stock pursuant to the exercise of this Option, in connection with any stock dividend, liquidating dividend, stock split or other change in the character or amount of any of the outstanding securities of the Company, or any consolidation, merger or sale of all or substantially all of the assets of the Company.

Any certificate representing shares of stock subject to the provisions of this Section 9 may have endorsed thereon one or more legends, substantially as follows:

(i)                                     “Any disposition of any interest in the securities represented by this certificate is subject to restrictions, and the securities represented by this certificate are subject to certain options, contained in a certain agreement between the record holder hereof and the Company, a copy of which will be mailed to any holder of this certificate without charge upon receipt by the Company of a written request therefor.”

(ii)                                  “The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be pledged, hypothecated, sold or otherwise transferred except upon such registration or upon receipt by the Company of an opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, that such registration is not required.”

The restrictions imposed by this Section 9 shall terminate in all respects upon the effective date of a registration statement under the Securities Act covering the Company’s Common Stock.

Section 10.  Notice.  Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered to the Company, 405 Park Avenue, New York, New York 10022, attention of President, or such other address as the Company may hereafter designate.

Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at his address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

Section 11.  Withholding of Taxes.  The Holder hereby agrees that the Company may withhold from amounts due to the Holder from the Company the appropriate amount of federal, state and local withholding taxes attributable to the Holder’s exercise of this Option.

At the Holder’s election, the amount required to be withheld may be satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to the exercise of this Option a number of shares with an aggregate fair market value that would satisfy the minimum withholding amount due with respect to such exercise, or (ii) transferring to the Company a sufficient number of mature shares of Common Stock with an aggregate fair market value that would satisfy the minimum withholding amount due.

The Holder further agrees that, if the Company does not withhold an amount due to the Holder from the Company sufficient to satisfy the Company’s withholding obligation, the Holder will reimburse the Company on demand, in cash, for the amount underwithheld.

Section 12.  Government and Other Regulations; Governing Law.  This Option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Holder agrees that he will not exercise the Option granted hereby nor will the Company be obligated to issue any shares of stock hereunder if the exercise thereof or the issuance of such shares, as the case may be, would constitute a violation by the Holder or the Company of any such law, regulation or order or any provision thereof.  Without limiting the generality of the foregoing, the Company shall not be obligated to issue any such shares if in the Company’s sole judgment to do so would cause the Company or such issue not to be in compliance with the requirements of Rule 504 promulgated under the Securities Act.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of this Option or the issuance of shares pursuant hereto to comply with any such law, regulation, order or provision.

This Option is and shall be subject in every respect to the provisions of the Company’s 2004 Stock Incentive Plan, as amended from time to time, which is incorporated herein by reference and made a part hereof.  The Holder hereby accepts this Option subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Committee or the Board shall be final, binding and conclusive upon the Holder and his heirs and legal representatives.

This Option shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 13.  Effective Date.  This Option shall be effective on the Effective Date set forth on page 1 hereof.

IN WITNESS WHEREOF, the parties have executed this Option, or caused this Option to be executed, as of the Effective Date.

Vistula Communications Services, Inc.

By:

Acknowledged and accepted:

Executive Management Services Limited

By:

SCHEDULE A

Vistula Communications Services, Inc.

Non-Statutory Stock Option Granted Under the

2004 Stock Incentive Plan

1.                                       Name of Holder: Executive Management Services Limited

2.                                       Date of Grant:

3.                                       Maximum Number of shares for which this Option is exercisable: 650,000

4.                                       Exercise (purchase) price per share: $0.45

5.                                       Expiration Date of Option:

6.                                       Vesting Schedule: Fully vested

7.                                       All shares purchased upon exercise of this Option are subject to the rights of the Company to repurchase such shares as set forth in Section 9 of the Option, to the lockup agreement set forth in Section 3 of the Option and to the other terms of the Option and Plan.

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